Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

SEMTECH CORPORATION

Semtech Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”, or this “Corporation”), hereby certifies as follows:

1. The Corporation’s present name is Semtech Corporation, originally incorporated as American Semiconductor Corp.

2. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 1960.

3. This Restated Certificate of Incorporation has been duly adopted pursuant to and in accordance with Section 245 of the General Corporation Law of the State of Delaware and restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as theretofore amended or supplemented, and there is no discrepancy between the provisions of the Certificate of Incorporation of the Corporation and the provisions of this Restated Certificate of Incorporation.

4. The Certificate of Incorporation of the Corporation is hereby restated so as to read in its entirety as follows:

FIRST: The name of the Corporation is SEMTECH CORPORATION.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite #400, in the City of Wilmington, County of New Castle, 19808 and the name of the Corporation’s registered agent at that address is United States Corporation Company.

THIRD: The nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are:

To engage in and promote research, experimentation and development of any kind whatsoever in the field or science of solid state physics, electronics, semi-conductors, electricity, metallurgy, chemistry and any of the other arts or sciences; to furnish technical and advisory services and to engage in and carry on a general consultative and development business, including designing, planning, construction, repairing or engaging in any work upon any and all inventions, devices, improvements, machines, electrical or mechanical contrivances, tools, articles and things, or in the parts or accessories thereof or therefor; to develop or assist in the development of patents, inventions and improvements, either itself or for others, and to turn the same to account; to own, lease or otherwise acquire, use, or dispose of laboratories, plants, factories, or workshops, for experimental, manufacturing and development purposes; and to devise and improve upon inventions and mechanical or other devices of any and all kinds.

To design, develop, experiment with, manufacture or have manufactured, produce, assemble, buy, lease or otherwise acquire, own use, store, import, export, sell, lease or otherwise dispose of and generally to deal in and with (as contractor, subcontractor, principal, agent, commission merchant, broker, factor or any combination of the foregoing and at wholesale or retail or both) semi-conductors and transducers, and electronic devices and machines of all kinds.

To adopt, apply for, obtain, register, purchase, lease, take assignments and licenses in respect of or otherwise acquire, and to maintain, protect, hold, own, use, enjoy, control, exercise, develop, operate, introduce, turn to account, grant licenses or other rights in respect of, sell, assign, lease, mortgage, pledge or otherwise dispose of:

(a) any and all inventions, devices, formulae, processes and all improvements and modifications thereof;

(b) any and all letters patent, and/or applications therefor, of the United States or of any other country or government, and all rights connected therewith or appertaining thereto;

(c) any and all copyrights granted by the United States or by any other country or government:

(d) any and all trademarks, trade names, trade symbols, goodwill and other indications of origin or ownership granted by or recognized under the laws or decisions of the United States or of any other country or government.

To manufacture, buy, sell, deal in, and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, wares, and merchandise of every class and description necessary or useful for the operations of this Corporation.

To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge, or otherwise dispose of or turn to account or deal with all or any part of the property of the Corporation and from time to time to vary any investment or employment of capital of the Corporation.

To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description.

To the same extent as natural persons might or could do, to purchase or otherwise acquire and to hold, own, maintain, work, develop, sell, lease,

exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this Corporation, or in which this Corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

The business or purpose of the Corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The enumeration herein of the objects and purposes of this Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which this Corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect or impliedly by the reasonable construction of the said laws.

FOURTH: Number of Shares

(1) The Corporation is authorized to issue two classes of stock designated “Preferred Stock” and “Common Stock,” respectively. The total number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and each such share shall have a par value of one cent ($.01). The total number of shares of Common Stock authorized to be issued is Two Hundred Fifty Million (250,000,000) and each such share shall have a par value of one cent ($.01).

(2) The Shares of preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including, but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of any series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(3) The Designation, Preferences and Rights of Series X Junior Participating Preferred Stock is attached hereto as Exhibit A.

FIFTH: The minimum amount of capital with which the Corporation will commence business is one thousand dollars ($1,000.00).

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of this corporation and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws, but shall not be less than three. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power

(a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of this Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon any part of the property of the Corporation provided it be less than substantially all; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly may be a party or parties to or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, act or transaction of this Corporation with any person or persons, firm or association, shall be affected or invalidated by the fact that any director or directors of this Corporation is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

TENTH:

(1) to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Section (1), nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Section (1), shall eliminate or reduce the effect of this Section (1) in respect of any act or omission of any director of the Corporation or any matter occurring, or any cause of action, suit or claim that, but for this

Section (1), would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

(2) (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving in the course of such employment, or at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred by this Section (2) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors, administrators and other legal representatives; provided, however, that, except as provided in paragraph (b) of this Section (2), the Corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the Corporation. The right to indemnification conferred by this Section (2) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition in accordance with and to the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended; provided, however, that, if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

(2) (b) If a claim under paragraph (a) of this Section (2) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(2) (c) The rights conferred by this Section (2) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the Corporation, By- law, agreement, vote of stockholders or disinterested directors or otherwise.

(2) (d) The Corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee, representative, or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ELEVENTH: No holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

7